Exhibit 23.4

Consent of Independent Auditor/Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Altus Midstream Company of our reports dated February 19, 2021 and March 16, 2020, relating to the 2020 and 2019 financial statements, respectively, of Permian Highway Pipeline LLC, which reports appear in the 2020 Annual Report on Form 10-K of Altus Midstream Company.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

January 6, 2022